UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin 000-24385 39-0971239

(State or other jurisdiction (Commission file number) (IRS Employer of incorporation) Identification No.)

W6316 Design Drive

Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2005, School Specialty, Inc. (the "Company") entered into a Separation Agreement with Brent Pulsipher, Executive Vice President of Technology, related to Mr. Pulsipher's voluntary termination of employment effective August 5, 2005 (the "Retirement Date").

Under the terms of the Separation Agreement, the Company agreed to pay Mr. Pulsipher (1) all of his wages and unused time off due him as of the Retirement Date, subject to deductions for appropriate tax withholdings, and (2) his annualized salary and guaranteed bonus of $272,000 over a twelve month period commencing after the Retirement Date. Mr. Pulsipher will retain all of his vested rights under the Company's 401(K) plan, COBRA benefit rights and Stock Option Plan and will receive benefits in accordance with the terms of those plans.

In consideration for the benefits described above, Mr. Pulsipher agreed to release the Company and its affiliates from any claims arising on or before the date of the Separation Agreement and to abide by the post-employment obligations set forth in his Employment Agreement dated March 26, 2001.

A copy of the Separation Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit No. Description

    Separation Agreement, dated July 20, 2005, by and between School Specialty, Inc. and Brent Pulsipher.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCHOOL SPECIALTY, INC.

(Registrant)

Date: August 10, 2005

/s/ Mary M. Kabacinski

Mary M. Kabacinski

Executive Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No. Description

10.1 Separation Agreement, dated July 20, 2005, by and between School Specialty, Inc. and Brent Pulsipher.